Exhibit 10(d)

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Second Amendment”), dated as of November 3, 2006, is entered into between and among NHSA JPS LLC, a Delaware limited liability company (“NHSA JPS”), THE FIRST AMERICAN CORPORATION, a California corporation (“Lender”), and UNION BANK OF CALIFORNIA, N.A., a national banking association organized and existing under the laws of the United States of America, as corporate trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, NHSA JPS and Lender entered into that certain Loan Agreement dated as of February 27, 2006, as amended by that certain First Amendment to Loan Agreement date as of September 22, 2006 (the “Loan Agreement”); Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement; and

WHEREAS, NHSA JPS, Lender and Trustee wish to amend the Loan Agreement in connection with an increase in the Loan amount from Seven Million Five Hundred Thousand Dollars ($7,500,000.00) to a total of Nine Million Five Hundred Thousand Dollars ($9,500,000.00).

NOW, THEREFORE, for good and valuable consideration and as an inducement to Lender to make the Loan and for the benefit of Lender, the parties hereto agree as follows:

1. The sixth Recital is hereby deleted in its entirety and the following is inserted in its place:

“WHEREAS, Lender is willing to make a loan of Nine Million Five Hundred Thousand and No/100 Dollars ($9,500,000.00), or such other amounts as may be agreed to by Lender and NHSA JPS from time to time, on the terms and conditions set forth in this Agreement in support of the Anthem Project.”

2. Section 2.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in its place:

“2.1 Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a Loan to NHSA JPS in the maximum amount of NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($9,500,000.00), or such other amounts as may be agreed to by Lender and NHSA JPS from time to time hereunder.”

3. The first sentence of Section 2.2.A. of the Loan Agreement is hereby deleted in its entirety and the following is inserted in its place:

“2.2.A. The obligation of NHSA JPS to repay the Loan shall be evidenced by that certain promissory note of even date herewith in the original principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00) by

NHSA JPS as “Maker” to the order of Lender as “Payee”, as such promissory note may be amended from time to time, payable as set forth herein, all amounts outstanding (including accrued interest and principal remaining outstanding) becoming finally due and payable on the Maturity Date if not paid before (the “Note”).”

4. The first sentence of Section 2.4 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in its place:

“2.4. Disbursement of Loan. Lender shall disburse FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) on the date hereof (the “First Advance”) and TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) upon written request to Lender on or after April 1, 2006 (the “Second Advance”), and such additional amounts at such other times as may be agreed to by the parties in writing (e.g., a “Third Advance”, a “Fourth Advance”, and so on, with each advance deemed an “Advance”).”

5. Section 2.5 of the Loan Agreement is hereby amended to include a new sub-clause C that reads as follows::

“2.5.C. With respect to the Third Advance:

(i) -0- and No/100 Dollars ($00.00) shall be disbursed on behalf of NHSA JPS to the Loan Loss Reserve Account to be utilized in the manner as the funds provided in Section 2.5A(i) above; and

(ii) TWO MILLION-AND and No/100 Dollars ($2,000,000.00) directly to NHSA JPS or its Affiliate for working capital to be utilized in the manner as the funds provided in Section 2.5(A)(ii) above.”

6. This Second Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument. This Second Amendment is hereby incorporated into the Loan Agreement. Except as specifically modified herein, the Loan Agreement remains in full force and effect without further modification.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date and year first above written by their duly authorized officers.

NHSA JPS:

NHSA JPS LLC, a Delaware limited liability company

By:	/s/ Mary Lee Widener
Name:	Mary Lee Widener
Its:	Authorized Signatory

Trustee:

UNION BANK OF CALIFORNIA, N.A., a national banking association

By:	/s/ Janese Tran
Name:	Janese Tran
Its:	Assistant Vice President

Lender:

THE FIRST AMERICAN CORPORAT1ON, a California corporation

By:	/s/ Craig I. DeRoy
Name:	Craig I. DeRoy
Its:	President